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                                                                      EXHIBIT 99

Nikki Richardson
(508) 493-6369

Pat Spratt
(508) 493-7182


             DIGITAL EQUIPMENT CORPORATION TERMINATES NEGOTIATIONS
                            WITH CIRRUS LOGIC, INC.
                  FOR SEMICONDUCTOR MANUFACTURING RELATIONSHIP


MAYNARD, Mass. -- February 15, 1996 -- Digital Equipment Corporation (NYSE:DEC) today announced that it has terminated negotiations with Cirrus Logic, Inc. (Nasdaq:CRUS) of Fremont, California to establish a semiconductor manufacturing relationship consistent with the terms of a Memorandum of Understanding, signed in December 1995.
                                       .

Robert E. Caldwell, vice president, Digital Semiconductor, commented, "Business conditions have altered for Cirrus Logic in a way that makes it impossible for us to continue negotiations. Digital will resume discussions with other parties to optimize the investment in our state-of-the-art Fab 6 semiconductor facility in Hudson, Massachusetts in order to maximize the competitive advantage it represents."

Digital Equipment Corporation is the world's leader in open client/server solutions from personal computing to integrated worldwide information systems. Digital's scalable Alpha platforms, storage, networking, software and services, together with industry-focused solutions from business partners, help organizations compete and win in today's global marketplace.


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